Exhibit 10.21
comScore, Inc.
11465 Sunset Hills Road, Suite 200
Reston, Virginia 20190
May 25, 2007
Citadel Equity Fund Ltd.
131 South Dearborn
37th Floor
Chicago, IL 60603
Fax: (312) 977-0250

Re:	Termination of Board Observer Right
Dear Sir or Madam:
     Pursuant to Section 6 of that certain Fourth Amended and Restated Investor Rights Agreement, dated as of August 1, 2003 (the “Investor Rights Agreement”), by and among the comScore Networks, Inc. (now comScore, Inc.) (the “Company”), the Purchasers and the Founders (as such terms are defined therein), Citadel Equity Fund Ltd. or its affiliates (“Citadel”) have the right to designate one individual as an observer at all meetings of the Company’s Board of Directors (and any committees thereof) and to receive any materials distributed to the members of the Company’s Board of Directors (and any committees thereof) (the “Board Observer Rights”).
     In light of the fact that Citadel sold all of its capital stock of the Company on November 27, 2006, comScore would like to clarify that Citadel no longer holds Board Observer Rights. Accordingly, by executing this letter agreement, Citadel agrees that the Board Observer Rights are terminated and that the Investor Rights Agreement shall be amended such that the Board Observer Rights that Citadel may still hold are deleted from the Investor Rights Agreement and shall have no further force and effect.
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     Please acknowledge Citadel’s agreement to the foregoing by executing this letter agreement in the space provided below and returning the same to my attention. Please do not hesitate to contact me at (703) 438-2111 with any questions.

Sincerely, COMSCORE, INC., a Delaware corporation
By:	/s/ Christiana Lin
	Name:	Christiana Lin
	Title:	General Counsel

ACCEPTED AND AGREED:

CITADEL EQUITY FUND LTD.

By:	Citadel Limited Partnership, Portfolio Manager
By:	GLB Partners, L.P., its General Partner
By:	Citadel Investment Group, L.L.C., its General Partner

By:	/s/ Matthew Hinerfeld

Name: Matthew Hinerfeld
Title: Managing Director and Deputy General Counsel